Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Goode and James S. Cardwell, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 and any and all amendments (including post-effective amendments) thereto of Glucotrack, Inc. and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul Goode	Chief Executive Officer and Director
Paul Goode	(principal executive officer)	September 16, 2024

/s/ James S. Cardwell	Chief Financial Officer
James S. Cardwell	(principal financial and accounting officer)	September 16, 2024

Dr. Robert Fischell	Director

Luis J. Malave	Director

/s/ Andrew Balo
Andrew Balo	Director	September 16, 2024

/s/ John Ballantyne
John Ballantyne	Director	September 16, 2024

/s/ Allen Danzig
Allen Danzig	Director	September 16, 2024

Erin Carter	Director